AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 25, 1998

                                                 REGISTRATION NO. 333-__________
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        --------------------------------
                             REGISTRATION STATEMENT
                                   ON FORM S-3
                                      UNDER
                           THE SECURITIES ACT OF 1933
                        --------------------------------

                             OBJECTSOFT CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

          DELAWARE                                             22-3091075
  (State or Other Jurisdiction                              (I.R.S. Employer
of Incorporation or Organization)                          Identification No.)


                              CONTINENTAL PLAZA III
                              433 HACKENSACK AVENUE
                          HACKENSACK, NEW JERSEY 07601
                                 (201) 343-9100
               (Address, Including Zip Code, and Telephone Number
       Including Area Code, of Registrant's Principal Executive Offices)

                          ----------------------------

                           DAVID E. Y. SARNA, CHAIRMAN
                             OBJECTSOFT CORPORATION
                              CONTINENTAL PLAZA III
                              433 HACKENSACK AVENUE
                          HACKENSACK, NEW JERSEY 07601
                                 (201) 343-9100
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent For Service)

                                    Copy to:

                              MELVIN WEINBERG, ESQ.
                       PARKER CHAPIN FLATTAU & KLIMPL, LLP
                           1211 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10036
                                 (212) 704-6000

                          ----------------------------


      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective, as determined by market conditions.

      If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ______________

      If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ______________

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

================================================================================

                                        CALCULATION OF REGISTRATION FEE

===============================================================================================
                                                    Proposed         Proposed
Title of each                                        Maximum          maximum       Amount of
class of securities              Amount to       Aggregate price     Aggregate     registration
to be registered               be registered        Per share     offering price       fee
-----------------------------------------------------------------------------------------------
Common Stock, $.0001 par
value per share               4,431,623(2)(3)     $1.953125(1)      $8,655,514      $2,554
===============================================================================================


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (g); based on the average ($1.953125) of the bid ($2.03125) and asked ($1.875) price on the Nasdaq SmallCap Market on June 24, 1998.

(2) Represents 482,222 shares Common Stock issued in connection with the May 1998 Private Placement ("Issued Shares"), an indeterminate number of shares issuable pursuant to a "reset adjustment" with respect to such shares issued in May 1998 ("Reset Shares"), 57,000 shares issuable upon exercise of Warrants A and Warrants B, an indeterminate number of shares issuable upon conversion of $1,248,000 stated value of 6% Series C Convertible Preferred Stock ("Series C Preferred Stock"), an indeterminate number of shares issuable upon exercise of Put Options in the aggregate principal amount of $5,000,000, and 37,500 shares issuable upon exercise of a three year warrant ("Settlement Warrant"). See "Description of Securities."

(3) The shares of Common Stock offered hereby include the resale of such presently indeterminate number of shares of Common Stock as shall be issued pursuant to the reset adjustment, upon conversion of Series C Preferred Stock and upon exercise by the Company of Put Options. The number of shares indicated to be registered includes: an estimate of the number of Reset Shares issuable at no additional consideration in certain circumstances assuming a hypothetical per share market price during the applicable measuring periods of $1.00; an estimate of the number of shares issuable upon conversion of the Series C Preferred Stock assuming such exercise occurred on June 13, 1998; and an estimate of the number of shares that would be issuable upon the exercise of Put Options in the aggregate principal amount of $5,000,000 at a presumed price of $1.838 per share, which is 85% of $2.1625, the average closing bid price of the Common Stock for the five trading days prior to June 13, 1998, as reported by Nasdaq. Such number of shares is subject to adjustment and could be materially less than such estimated amount depending upon factors that cannot be predicted by the Company at this time, including, among others, the future market price of the Common Stock. This presentation is not intended to constitute a prediction as to the future market price of the Common Stock or as to the number of Reset Shares issuable or the number of shares of Common Stock issuable upon conversion of the Series C Preferred Stock or exercise of Put Options. See "Risk Factors -- Dilution; Impact of Sale of Common Stock Upon Issuance of Reset Shares, Conversion of Series C Preferred Stock and the Exercise of the Put Options and Warrants"; and "Description of Securities's."


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

================================================================================
Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.
================================================================================

                   SUBJECT TO COMPLETION, DATED JUNE ___, 1998

PROSPECTUS
                        4,431,623 SHARES OF COMMON STOCK
                          (par value $.0001 per share)

                             OBJECTSOFT CORPORATION

                           --------------------------



            This Prospectus pertains to the offer and sale from time to time, by or for the account of certain Company stockholders (the "Selling Stockholders") of ObjectSoft Corporation (the "Company"), of up to 4,431,623 shares (the "Shares") of common stock, par value $.0001 per share (the "Common Stock"), of the Company. See "Selling Stockholders" and "Description of Securities".

            The Shares offered hereby may be sold by the Selling Stockholders directly or through agents, underwriters or dealers as designated from time to time or through a combination of such methods. The Company will not receive any of the proceeds from any sale of Shares by or for the account of the Selling Stockholders. The Selling Stockholders and any broker-dealers that participate with the Selling Stockholders in the distribution of the Shares may be deemed to be underwriters and any commissions received or profit realized by them in connection with the resale of the Shares might be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities Act"). See "Selling Stockholders" and "Plan of Distribution." The Company has agreed to bear all expenses relating to this registration, other than underwriting discounts and commissions. In addition, the Company has agreed to indemnify the Selling Stockholders against certain liabilities, including liabilities under the Securities Act. See "Selling Stockholders" and "Plan of Distribution."

            The Common Stock and the Redeemable Class A Warrants are quoted on the NASDAQ SmallCap Market under the symbols "OSFT" and "OSFTW", respectively. On June 23, 1998, the closing bid prices of the Common Stock and the Class A Warrants as reported by NASDAQ were $2 3/16 and $0 9/32, respectively.

            The Company's executive offices are located at Continental Plaza III, 433 Hackensack Avenue, Hackensack, New Jersey 07601 and its telephone number is (201) 343-9100.


         THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK AND
              PROSPECTIVE PURCHASERS SHOULD CAREFULLY CONSIDER THE
               FACTORS SPECIFIED UNDER THE CAPTION "RISK FACTORS"
                      LOCATED ON PAGE 6 OF THIS PROSPECTUS.

                             ----------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                      PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.

                             ----------------------













                 THE DATE OF THIS PROSPECTUS IS __________, 1998

                              AVAILABLE INFORMATION

               The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048; and Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains an Internet site on the World Wide Web that contains reports, proxy and information statements and other information filed electronically by the Company (http://www.sec.gov). Such reports, proxy statements and other information can also be inspected at the offices of The Nasdaq Stock Market, Inc., 1735 K Street, N.W., Washington, D.C. 20006, on which the Company's Common Stock and Redeemable Class A Warrants are listed.

               This Prospectus does not contain all the information set forth in the Registration Statement on Form S-3 (File No.333-_____ ) (the "Registration Statement") of which this Prospectus forms a part, including exhibits relating thereto, which has been filed with the Commission in Washington, D.C. Copies of the Registration Statement and the exhibits thereto may be obtained, upon payment of the fee prescribed by the Commission, or may be examined without charge, at the offices of the Commission. This Registration Statement has been filed electronically through the Electronic Data Gathering, Analysis and Retrieval System (EDGAR) and is publicly available through the Commission's web site (http://www.sec.gov).

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

               The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997; Amendment No.1 on the Company's Form 10-KSB for the fiscal year ended December 31, 1997; the Company's Proxy Statement for the 1998 Annual Meeting of Stockholders; the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1998; the description of the Company's Common Stock and the Class A Warrants contained in the Company's Registration Statement on Form 8-A filed October 16, 1996, under the Exchange Act, as filed pursuant to the Exchange Act, including any amendment or report filed for the purpose of updating such descriptions, are hereby incorporated by reference.

               Each document filed subsequent to the date of this Prospectus pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act before the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such previous statement. Any statement so modified or superseded shall not be deemed to be a part hereof except as so modified or superseded.

               THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM A COPY OF THIS PROSPECTUS IS DELIVERED, UPON THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY DOCUMENT INCORPORATED BY REFERENCE IN THIS PROSPECTUS (OTHER THAN EXHIBITS UNLESS

SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE IN SUCH DOCUMENTS). REQUESTS SHOULD BE DIRECTED TO THE COMPANY, CONTINENTAL PLAZA III, 433 HACKENSACK AVENUE, HACKENSACK, NEW JERSEY 07601 (201)343-9100. ATTENTION: DAVID E.Y. SARNA.

                               PROSPECTUS SUMMARY

               The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere or incorporated by reference in this Prospectus.

               To inform investors of the Company's future plans and objectives, this Prospectus (and other reports and statements issued by the Company and its officers from time to time) contain certain statements concerning the Company's future results, future performance, intentions, objectives, plans and expectations that are or may be deemed to be "forward-looking statements." The Company's ability to do this has been fostered by the Private Securities Litigation Reform Act of 1995 (the "Reform Act"), which provides a "safe harbor" for forward-looking statements to encourage companies to provide prospective information so long as those statements are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed in the statement. The Company believes it is in the best interest of investors to take advantage of the "safe harbor" provisions of the Reform Act. Such forward-looking statements are subject to a number of known and unknown risks and uncertainties that, in addition to general economic and business conditions and those described in "Risk Factors", could cause the Company's actual results, performance and achievements to differ materially from those described or implied in the forward-looking statements.

                                  THE OFFERING


Securities Registered................... 4,431,623 shares of Common Stock
Common Stock Outstanding
   Prior to the Offering ............... 4,564,898 shares of Common Stock(1)(2)
Common Stock To Be Outstanding
   After The Offering .................. 8,996,521 shares of Common Stock(1)(3)
Common Stock Trading Symbol
   on NASDAQ............................ OSFT

                              ---------------------

(1) Does not include (i) 250,000 shares of Common Stock reserved for issuance upon the exercise of outstanding options under the 1996 Stock Option Plan, as amended and (ii) 2,756,887 shares of Common Stock issuable upon exercise of other outstanding options and warrants to purchase Common Stock.

(2) Includes 482,222 shares of Common Stock issued as of the date hereof in connection with the May 1998 Private Placement.

(3) Assumes that the Selling Stockholders will exercise all of their Warrants A and Warrants B and all other options and warrants granted to them; also assumes conversion of the Series C Preferred Stock into 678,996 shares of Common Stock based upon a presumed average closing bid price of $2.1625 for the five trading days prior to the date of conversion, multiplied by 85%, and assumes issuance of a total of 2,720,349 shares upon exercise by the Company of Put Options in the aggregate principal amount of $5,000,000. Also includes an aggregate 455,556 of Reset Shares that would be issuable on the two

      Reset Dates (as defined below) assuming a hypothetical per share market price during the relevant periods of $1.00. The actual aggregate number of Reset Shares, shares issuable upon conversion of the Series C Preferred Stock and shares issuable upon exercise of Put Options, that may be issued pursuant to the Private Equity Line of Credit Agreement, is dependent upon the future market prices of Common Stock and will therefore vary according to actual market conditions prevailing at the relevant time periods. See "Description of Securities."

                                  RISK FACTORS

              An investment in the securities offered hereby is speculative in nature and involves a high degree of risk. In addition to the other information in this Prospectus, prospective investors should carefully consider the following risk factors before purchasing the shares of Common Stock offered by this Prospectus:

DILUTION; IMPACT OF SALE OF COMMON STOCK UPON ISSUANCE OF RESET
SHARES, CONVERSION OF SERIES C PREFERRED STOCK AND THE EXERCISE OF THE PUT OPTIONS AND WARRANTS

              The purchasers of the Shares offered hereby will experience immediate and substantial dilution in the net tangible value of their Shares in the event of the issuance of Reset Shares, the conversion of the Series C Preferred Stock and the exercise of the Put Options and Warrants A and Warrants
B. Specifically, the Series C Preferred Stock are convertible into Common Stock, and the Company may exercise the Put Options resulting in the issuance of Common Stock, at discounts from future market prices of the Common Stock, which could result in substantial dilution to existing holders of Common Stock. The sale of such Common Stock acquired at a discount could have a negative impact on the trading price of the Common Stock and could increase the volatility in the trading price of the Common Stock. Moreover, if the trading price of the Common Stock were to decrease significantly, the issuance of the Shares could conceivably effect a change of control of the Company.

              In addition, the Company has agreed to reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to satisfy any obligation to issue the shares underlying the Series C Preferred Stock, the Put Options and Warrants A and Warrants B; such number of shares of Common Stock to be reserved shall be calculated based upon the minimum purchase price therefor under the terms of the Private Equity Line of Credit Agreement (the "Financing Agreement"), Warrants A and Warrants B.

LIMITED OPERATING HISTORY; HISTORICAL AND POTENTIAL OPERATING
LOSSES; ACCUMULATED DEFICIT

              The Company, which was founded in 1990, has only a limited operating history and recently changed its focus from consulting and training services to transactional and fee-based products and services. Consequently, any analysis of the Company's prior operations has only minimal relevance to an evaluation of the Company, its current products and services, and its prospects.

              Although the Company has generated  revenues from  operations,  it has experienced substantial operating losses. The Company has incurred, and will continue to incur, significant costs in connection with the development of its interactive public access terminals ("IPATs" or "Kiosks") and Internet operations, which may result in operating losses. There can be no assurance that such operations will ultimately generate significant revenues for the Company or that the Company will achieve profitable operations. As of March 31, 1998, the Company had an accumulated deficit of $5,395,641.

FUTURE CAPITAL NEEDS; UNCERTAINTY OF ADDITIONAL FINANCING

              The Company's current policy is generally to own and operate its IPATs, which may require substantial capital investment. It is the Company's intention to enter into lease financing arrangements for the IPATs. While the Company has entered into the Financing Agreement which contemplates various tranches of equity financing which will raise proceeds, among other things, to cover a portion of the development, marketing and expenses of additional IPATs, there can be no assurance that all transactions contemplated by the Financing Agreement such as the closing of the Series C Preferred Stock offering or the Company's exercise of the Put Options will occur. In the event that all transactions contemplated by the Financing Agreement do not occur, the Company will be required to raise funds from other sources.

              The Company may need to raise additional funds through public or private debt or equity financing in order to take advantage of unanticipated opportunities, including acquisitions of complementary businesses or technologies, or to develop new products or otherwise respond to unanticipated competitive pressures. In addition, if the Company experiences rapid growth, it may require additional funds to expand its operations or enlarge its organization. In any such event, continued operation of the Company may be dependent on the ability of the Company to procure additional financing through sales of additional equity or debt. If the Company were to issue any additional equity or convertible debt securities, such issuance could substantially dilute the interests of the Company's then existing security holders. Such equity securities may also have rights, preferences or privileges senior to those of the holders of the Company's Common Stock. See "Risk Factors -- Dilution; Impact of Sale of Common Stock Upon Conversion of Stock and the Exercise of the Put Options and Warrants."

              There can be no assurance that additional financing will be available on terms favorable to the Company, or at all. If adequate funds are not available or are not available on acceptable terms, the Company may not be able to take advantage of unanticipated opportunities, develop new products or otherwise respond to unanticipated competitive pressures. Such inability could have a materially adverse effect on the Company's business, financial condition and results of operations and could require the Company to curtail materially, suspend or cease operations.

RECENT CHANGE OF OPERATING FOCUS

              Beginning  in  mid-1994,   the  Company  changed  its  focus  from
consulting and training services to transactional, fee-based and advertising-supported products and services. In September 1995, the Company introduced OLEBroker(TM), a fee-based website on the Internet. OLEBroker(TM) was discontinued in 1997. The Company's SmartStreet(TM) IPATs were introduced in July 1996. The operations to which the Company is now devoting its resources are in the early stages of development. There can be no assurance that the Company will be successful in attracting new customers or retaining current customers for its new business divisions or in generating significant revenues or profits from such business divisions. The Company has not recognized any significant income to date from the SmartStreet(TM) IPAT rentals. Although the Company anticipates that it will begin to recognize greater revenues from the SmartStreet(TM) IPATs during 1998, it cannot predict the actual timing or amount of such revenues. The Company's prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets. To address these risks, the Company must, among other things, respond to competitive developments, attract, retain and motivate qualified product development and marketing personnel, continue to upgrade its existing technologies, develop new technologies and commercialize products and services incorporating such technologies. There can be no assurance that the Company will be successful in addressing such risks. The Company may also be required to enter into strategic alliances to effect cooperative development efforts in order to have the financial and technical resources to respond to changing market demands on a timely basis. There can be no assurance that entities with the necessary technical or financial resources will be willing to enter into such alliances with the Company on acceptable terms or at all.

DEPENDENCE ON NEW UNTESTED PRODUCT

              In early 1996, as part of its IPAT Demonstration Project, the City of New York (the "City") entered into the City Agreement with the Company (the "City Agreement") to develop public IPATs to be located in City offices and other public locations in an effort to expedite transactions with the City. Under the City Agreement, the City agreed to lease the first five IPATs, and the Company may deploy additional IPATs throughout the City area at its own risk and expense, subject to City approval of IPAT locations. The first five IPATs were deployed in the City in July 1996, a sixth IPAT was installed in August, 1997 and seventh was installed in March 1998. The City Agreement was extended through the end of the City's 1999 fiscal year (June 30, 1999). The IPATs are configured to permit the Company to offer additional services provided either by the Company or third parties and to sell advertising on such IPATs. The current extended City Agreement requires the Company to pay to the City 50% of advertising and third party service revenues from the first five IPATs. The Company will seek to provide SmartStreet(TM) services to other municipalities, states and government agencies and to organizations in the private sector that provide a large volume of information, records and documents to the public. The first such additional agreement was entered into on March 11, 1998 with the City of San Francisco. The first IPAT under this agreement was installed in June 1998. The Company may also seek to enter into agreements with the City and other customers to provide information and services over the Internet, in order to significantly expand the accessibility of such information and services. The Company also supplied eight IPATs to King County, Washington. To be profitable, the Company must significantly increase the number of IPATs placed in the City and other locations.

              The Company anticipates that revenues from the IPATs will be provided by leasing fees paid by the service providers, such as the City, by advertising fees paid by company's advertising on the IPATs and by usage fees paid by consumers who obtain City or other services through the IPATs. Although IPATs are in operation in other municipalities, there can be no assurance that the Company's IPATs will be able to operate consistently and efficiently to provide the anticipated services, that members of the general public will find the IPATs user-friendly, that they will be comfortable with or be willing to pay the additional cost for the convenience of using the IPATs to transact business with the City or other service providers by electronic means, that the City will be satisfied with the results of the operations of the Company's IPATs, or that even if the IPATs perform adequately, that the City and other potential users of similar IPATs will not opt for the products of the Company's competitors. Although the Company has an agreement to provide IPATs to Kings County, Seattle, Washington, its ability to market such services to other potential customers will be highly dependent on the continued success and acceptance of the New York City and San Francisco IPATs. Furthermore, the municipalities, states and other government agencies that constitute a primary target market for the Company's IPATs are subject to potentially severe budgetary constraints and cuts that may limit their ability to fund the acquisition of new technology such as the IPATs.

              In addition, the Company anticipates that a significant portion of the revenues related to the IPATs will consist of leasing fees and usage fees derived by providing unrelated transactions, such as restaurant information and shopping services, to the users of the IPATs and from commercial advertising by local and national companies and businesses. There can be no assurance that commercial entities will be interested in marketing or advertising their products and services by means of IPATs providing government services, that such services or advertising can be sold at rates that will provide significant revenues to the Company, or that such services or advertising, if commenced, will prove to be effective and will be continued.

              As of December 31, 1997, all the Company's IPATs were available to provide City information and transaction services, but those IPATs did not provide or carry any paid advertising or third party services.

Revenues from advertising began in May 1998, from contracts signed in March 1998. Advertisers in New York include Microsoft, Consolidated Edison and Isabella Geriatric Center. Advertisers in San Francisco include Microsoft, World Gem Showcase and Plug Busters. To date, the Company has achieved about $3,000 in monthly fees per IPAT for the IPATs initially installed in New York and San Francisco. There is no assurance that revenues from additional IPATs will achieve these levels of revenue, that the current advertisers will continue to advertise once their contracts have expired or that new advertisers will be found.

UNCERTAINTY OF PRODUCT DEVELOPMENT

              It is common for hardware and software as complex and sophisticated as that employed by the Company in its IPATs to experience errors, or "bugs," both during development and subsequent to commercial introduction. As IPATs are installed in the City and elsewhere, the Company may identify such problems, either in the software platforms developed by others or in its proprietary software. There can be no assurance that all the potential problems will be identified, that any bugs that are located can be corrected on a timely basis or at all, or that additional errors will not be located in existing or future products at a later time or when usage increases. Any such errors could delay commercial introduction or use of existing or new products and require modifications in systems that have already been installed. Remedying such errors could be costly and time consuming, and bugs involving the proprietary software of third parties could require the redesign of the Company's proprietary software. Delays in debugging or modifying the Company's products could materially and adversely affect the Company's competitive position with respect to existing and new technologies and products offered by its competitors. In particular, delays in remedying existing or newly identified errors in the Company's IPATs could materially and adversely affect the Company's ability to achieve significant market penetration with the IPATs.


VULNERABILITY TO TECHNOLOGICAL CHANGES; NEED FOR MARKET ACCEPTANCE

              The markets the Company serves are subject to rapid technological change, changing customer requirements, frequent new product introductions and evolving industry standards that may render existing products and services obsolete. As a result, the Company's position in its existing markets or other markets that it may enter could be eroded rapidly by product advancements by competitors. The life cycles of the Company's products and services are difficult to estimate. The Company's future success will depend, in part, upon its ability to enhance existing products and services and to develop new products and services on a timely basis. In addition, its products and services must keep pace with technological developments, conform to evolving industry standards, particularly client/server and Internet communication and security protocols, and publishing formats, and address increasingly sophisticated customer needs. In particular, the success of the Company's IPATs will depend in large measure on their being user-friendly to the public and capable of operating reliably. There can be no assurance that the Company will not experience difficulties that could delay or prevent the successful development, introduction and marketing of new products and services, or that new products and services and enhancements will meet the requirements of the marketplace and achieve market acceptance. If the Company is unable to develop and introduce products and services in a timely manner in response to changing market conditions or customer requirements, the Company's financial condition and results of operations would be materially and adversely affected.

COMPETITION

              The Company is subject to competition from different sources for its different services. The Company's internet IPAT business competes with numerous companies, including IBM, North Communications, Golden

Screens and ATCOM/INFO. The City has also awarded contracts, comparable to the contract awarded to the Company, to North Communications and DSSI (which awarded a subcontract to Golden Screens), both of which have sold similar IPATs to other municipalities. After fulfillment of the initial contracts, if the City chooses to install additional IPATs throughout the City, it may award to others, and not the Company, the contract to install such additional IPATs. Further, there can be no assurance that other municipalities or other entities will seek to acquire IPATs from the Company. In addition, if the use of IPATs provided by the Company and others proves to be successful in the City and other municipalities and locations, additional companies in the software, hardware and communications areas, among others, may seek to enter the market. Many of such competitors may have resources far greater than the Company. A total of 29 companies competed for the contracts with the City, many of which can be expected to compete aggressively in other competitive situations.

POSSIBLE DIFFICULTY IN COMPLYING WITH GOVERNMENT CONTRACT REQUIREMENTS

              The Company's IPATs are initially being marketed to entities including municipalities, states and other government agencies, among others. As governmental authorities, these prospective purchasers are subject to public contract requirements which vary from one jurisdiction to another and include regulations relating to insurance coverage, non-discrimination in hiring practices, access to the disabled, and record-keeping, among other requirements. Some public contract requirements may be onerous or even impossible for the Company to satisfy, such as large bonding requirements, and the Company may be precluded from making sales in these jurisdictions. In addition, public contracts frequently are awarded only after a formal competitive bidding process. The process to date has been and may continue to be protracted. Even following contract award, significant delays in contract implementation are possible.

RELIANCE ON MICROSOFT IN MARKETING

              The Company has established a strategic relationship with Microsoft that it believes is important to its sales, marketing and support activities, as well as to its product development efforts relating to its IPATs. Microsoft supports the Company in marketing its public assess and services and has informally agreed to exhibit the Company's IPATs in Microsoft displays at various trade shows. It has also issued public statements that included favorable references relating to the Company's products. Additionally, Microsoft currently advertises on IPATs in the City. There is no assurance that Microsoft will continue to support the Company's products, continue the Company's participation in the Developer Days program, continue to advertise on the Company's IPATs or enter into such agreements with the Company in the future. In the event Microsoft were to sever its relationships with the Company, the Company's sales and financial condition could be severely and materially and adversely affected.

DEPENDENCE UPON MICROSOFT'S WINDOWS OPERATING SYSTEM

              The Company has invested in software built on Microsoft's Internet Explorer, Windows NT and Windows 95 platforms and written in certain programming languages designed for these operating systems. To the extent that such platforms do not remain competitive, the Company might have to expend significant time and resources to port its software to other platforms. Any factor adversely affecting the demand for, or use of, Microsoft's Windows operating system could have an impact on demand for the Company's products or services causing a material adverse effect on the Company's business, results of operations and financial condition. Additionally, any changes to the underlying components of the Windows operating system that would require changes to the Company's products would materially adversely affect the Company if it were not able successfully to develop or implement such changes in a timely fashion.

DEPENDENCE UPON COMMON CARRIERS AND INTERNET ACCESS PROVIDERS

              The Company is also dependent on various regulated common carriers and unregulated Internet access providers, such as AT&T, Bell Atlantic and PSI. In the event such carriers or providers cannot timely respond to the Company's requirements for service, fail to provide reliable service or increase their rates substantially, the Company's service or profitability could be materially and adversely effected.

DEPENDENCE ON THE INTERNET

              Sales of the Company's Internet-related products and services, including its public access IPATs, and new or expanded products and services, if any, will depend in large part upon a robust industry and infrastructure for providing commercial Internet access and carrying Internet traffic and upon increased commercial use of the Internet. If the necessary infrastructure or complementary products are not developed or available to the Company on reasonable terms, or if development of the Internet as a significant commercial marketplace is interrupted or delayed, the Company's business, operating results and financial condition could be materially adversely affected.

LIMITED CUSTOMER BASE

              The long term success of the Company's business will depend not only on the Company's ability to enter into arrangements with municipalities, other government entities and private entities to make services available through IPATs and with advertisers to use the IPATs as an advertising medium, but ultimately upon the willingness of consumers to pay fees to transact business by means of the IPATs. To date, the Company operates only public IPATs, pursuant to the agreement with the City which have been available for public use for a short period of time. Additionally the Company supplied eight IPAT's to Kings County, Seattle Washington and one IPAT to the City of San Francisco. The City's decision to acquire IPATs from providers other than the Company would have a direct and materially adverse effect on the prospects of the Company and could also decrease the Company's ability to market the IPATs to other potential service providers and advertisers. In addition, there can be no assurance that the Company's initial IPATs will perform on a commercial basis as anticipated, that the Company will be able to install and operate additional IPATs pursuant to the City Agreement, that the City will seek to acquire additional IPATs, that the Company will secure a contract to supply additional IPATs to the City, that it will succeed in marketing its IPATs to other potential users, or that it will be able to attract additional service providers or advertisers to IPATs that may be located in the City or elsewhere.

              The Company historically has derived a significant portion of its revenues from a relatively limited number of customers. During the three months ended March 31, 1998, the City accounted for 100% of the Company's revenues pursuant to the City Agreement. During 1997, one customer accounted for approximately 84% of the Company's revenues, and during 1996, two customers accounted for approximately 71% of revenues. The Company provided consulting and related services, and more recently, services related to the development of Intranet and IPAT technology, to such customers. There can be no assurance that such customers or others will retain the Company to install IPATs or provide such services in the future.

RISK OF MANUFACTURING ACTIVITIES

              The Company's IPATs involve the design by the Company, and the engineering and manufacture by subcontractors, of the hardware and graphical components of the IPATs. Only a limited number of IPATs have been fabricated to date, so it is difficult for the Company to predict if its current subcontractors will be able to engineer and produce IPATs on a satisfactory basis. While the Company believes that it could arrange to have IPATs fabricated by other subcontractors on comparable terms, there can be no assurance that the need to establish relationships with other subcontractors would not result in costs and delays to the Company. The future success of the Company will depend in part on its ability to retain, and maintain good relationships with, subcontractors in order to assure the timeliness and quality of the manufacture of its IPATs.

POTENTIAL FLUCTUATIONS IN QUARTERLY OPERATING RESULTS

              The Company's quarterly operating results have in the past and may in the future vary significantly depending upon factors such as the timing of significant orders, which in the past have been, and will in the future be, delayed from time to time by delays in the contracting process. The potential customers for the Company's IPATs are expected to include municipalities, government agencies and large organizations; that is, entities that typically engage in extended competitive bidding, approval and negotiation procedures with respect to contracts, with no assurance that the contract will ultimately be awarded to the Company. Additional factors contributing to variability of operating results include the pricing and mix of services and products sold by the Company, terminations of service, new product introductions by the Company and its competitors, market acceptance of new and enhanced versions of the Company's products and services, changes in pricing or marketing policies by its competitors and the Company's responses thereto, the Company's ability to obtain sufficient vendors, to obtain supplies of sole or limited source components, changes in the Company's network infrastructure costs, as a result of demand variation or otherwise, the lengthening of the Company's sales cycle and the timing of the expansion of the Company's network infrastructure. Variations in the timing and amounts of revenues and costs could have a materially adverse effect on the Company's quarterly operating results.

DEPENDENCE ON KEY PERSONNEL

              The Company's performance is substantially dependent on the performance of its executive officers and key employees, and on its ability to attract key personnel. In particular, the future success of the Company is dependent upon the personal efforts of the Company's founders, David E. Y. Sarna and George J. Febish, each of whom is a director and an executive officer of the Company. The Company entered into employment agreements with each of Messrs. Sarna and Febish, which terminate on December 31, 2001. The Company has in place key person life insurance policies, of which it is the beneficiary, on the lives of Messrs. Sarna and Febish in the amount of $1,000,000 each. However, the loss of the services of its executive officers or other key employees could delay the Company's ability to fully implement the operating strategy, which could have a materially adverse effect on the business, operating results and financial condition of the Company.

ATTRACTION AND RETENTION OF EMPLOYEES AND CONTRACT PROVIDERS

              The Company's success will depend in large part upon its ability to attract, develop, motivate and retain highly skilled technical employees, particularly software developers, project managers and other senior personnel, as well as independent providers of creative content for the Company's IPATs and websites. Qualified project managers and skilled developers with Intranet, Internet and ActiveX(TM) skills are in particularly great demand and are likely to remain a limited resource for the foreseeable future. Although the Company expects to continue to be able to attract and retain sufficient numbers of highly skilled technical employees, developers, project managers and independent content providers for the foreseeable future, there can be no assurance that the Company will be able to do so. The loss of some or all of the Company's project managers and other senior personnel could have a materially adverse impact on the Company, particularly on its ability to secure and complete engagements. Other than Messrs. Sarna and Febish, no other senior personnel have entered into employment agreements obligating them to remain in the Company's employ for any specific term; however, substantially all key employees of the Company are parties to nonsolicitation, confidentiality and noncompetition agreements with the Company.

DEPENDENCE ON PROPRIETARY TECHNOLOGY

              The Company's success and ability to compete is dependent in part upon its proprietary technology. While the Company relies on trade secret, contract, trademark and copyright law to protect its technology, the Company believes that factors such as the technological and creative skills of its personnel, new product developments, frequent product enhancements, name recognition and reliable product maintenance are more essential to establishing and maintaining a technology leadership position. The Company presently has three patents or patent applications pending. There can be no assurance that such patents applications will be allowed or even if such applications are allowed that others will not develop technologies that are similar or superior to the Company's technology. The source code for the Company's proprietary software is protected as a trade secret. In addition, except for SmartSign(TM), the Company does not sell or license its technology to third parties, but rather delivers services through its IPATs. Its proprietary software is not disclosed to third parties. Despite the Company's efforts to protect its proprietary rights, unauthorized parties may attempt to copy or otherwise obtain aspects of the Company's products or to obtain and use information that the Company regards as proprietary or to develop similar technology independently. Policing unauthorized use of the Company's products is difficult. In addition, effective trade secret and copyright protection may be unavailable or limited in certain foreign countries. There can be no assurance that the steps taken by the Company will prevent misappropriation of its technology. In addition, litigation may be necessary in the future to enforce the Company's intellectual property rights, to protect the Company's trade secrets, to determine the validity and scope of the proprietary rights of others, or to defend against claims of infringement or invalidity. Such litigation could result in substantial costs and diversion of resources and could have a material adverse effect on the Company's business, operating results or financial condition.

              Certain technology used in the Company's products or services is licensed or leased from third parties, generally on a nonexclusive basis. While the licenses involved are primarily "shrink wrap licenses;" that is, licenses available to anyone who purchases publicly available software programs, the termination of any of these licenses or leases or the discontinuance of the underlying programs may have a material adverse effect on the Company's operations. Replacement of certain technologies licensed or leased by the Company could be costly and could result in product delays which would materially and adversely affect the Company's operating results. While it may be necessary or desirable in the future to obtain other licenses or leases relating to one or more of the Company's products or services or relating to current or future technologies, there can be no assurance that the Company will be able to do so on commercially reasonable terms or at all.

RISK OF SYSTEM FAILURE; SECURITY RISKS; LIABILITY RISKS

              The Company's operations are dependent upon its ability, and the ability of its suppliers, such as AT&T, Bell Atlantic and PSI to protect its network infrastructure against damage from fire, earthquakes, power loss, telecommunications failures and similar events. Despite precautions taken by the Company and its suppliers, the occurrence of a natural disaster or other unanticipated problems at the Company's network operations center or IPATs in the future could cause interruptions in the services provided by the Company. In addition, failure of the Company's telecommunications providers to provide the data communications capacity required by the Company as a result of a natural disaster, operational disruption or for any other reason could cause interruptions in the services provided by the Company. Any damage or failure that causes interruptions in the Company's operations could have a material adverse effect on the Company's business, financial condition and results of operations.

              Despite the implementation of security measures, the core of the Company's network infrastructure is vulnerable to computer virus attacks and other disruptive problems. The Company and Internet access providers have in the past experienced, and may in the future experience, interruptions in service as a result of the accidental or intentional actions of Internet users, current and former employees or others. Unauthorized use could also potentially jeopardize the security of confidential information stored in the computer systems of the Company and its customers, which may result in liability of the Company to its customers and also may deter potential users. Although the Company intends to continue to implement industry-standard security measures, such measures have been circumvented in the past, and there can be no assurance that measures implemented by the Company will not be circumvented in the future. Eliminating computer viruses and alleviating other security problems may require interruptions, delays or cessation of service to the Company's customers which could have a material adverse effect on the Company's business, financial condition and results of operations.

              The Company's success will depend upon the capacity, reliability and security of its network infrastructure, including processing capability and the facilities and capacity leased from access providers and telecommunications vendors. The Company must continue to expand and adapt its network infrastructure as the number of users and the amount of information they wish to transfer increases, and to meet changing customer requirements. The expansion and adaptation of the Company's network infrastructure will require substantial financial, operational and management resources. There can be no assurance that the Company will be able to expand or adapt its network infrastructure to meet additional demand or its customers' changing requirements on a timely basis, at a commercially reasonable cost, or at all. Any failure of the Company to expand its network infrastructure on a timely basis or adapt it either to changing customer requirements or to evolving industry standards could have a material adverse effect on the Company's business, financial condition and results of operations.

              The IPATs that were installed in various locations in New York City since July 1996, in Kings County, Seattle, Washington since June 1997 and in San Francisco since June 1998 have only been operating for a short time, so the Company has only limited experience with actual consumer interaction with the IPATs. While the Company has designed the IPATs to be resistant to vandalism, there can be no assurance that vandals will not succeed in damaging or disabling the IPATs. In addition, although the Company believes it is unlikely, users of the IPATs may seek to hold the Company liable for injuries allegedly incurred in connection with the use of the IPATs.

              While the Company maintains insurance covering , among other things , losses resulting from business interruptions caused by system failures, damages to IPATs or claims by users of the IPATs, with an annual limit of $2,000,000, and a $5,000,000 umbrella policy, there can be no assurance that such insurance will provide sufficient coverage or that if there are multiple claims, such insurance will not be terminated or will be available for terms affordable to the Company.

GOVERNMENT REGULATION; POTENTIAL LIABILITY FOR INFORMATION AND
CONTENT DISSEMINATED THROUGH NETWORK

              The Company is not currently subject to direct regulation by the Federal Communications Commission or any other agency, other than regulations applicable to businesses generally and businesses doing business with governmental agencies. In connection with its contract with the City and future contracts, if any, with the City and other municipalities or government entities, the Company will have to comply with such regulations, including bidding procedures and record-keeping, audit, insurance, bonding and anti-discrimination provisions, among others.

              Changes in the regulatory environment relating to the Internet access industry could have an adverse effect on the Company's business. Due to the increase in Internet use and publicity, it is possible that laws and regulations may be adopted with respect to the Internet, including with respect to privacy, pricing and characteristics of products or services. The Company cannot predict the impact, if any, that future laws and regulations or legal or regulatory changes may have on its business.

              The law relating to the liability of on-line services companies and Internet access providers for information carried on or disseminated through their systems is currently unsettled. Several private lawsuits seeking to impose such liability upon on-line services companies and Internet access providers have been instituted. In addition, legislation has been proposed which would impose liability for or prohibit the transmission on the Internet of certain types of information and content. In the event the Company were to make services such as the one offered through its IPATs available over the Internet, the imposition upon Internet access providers of potential liability for information carried on or disseminated through their systems could require the Company to implement measures to reduce its exposure to such liability, which may require the expenditure of substantial resources, or to discontinue certain product or service offerings. The increased attention focused upon liability issues as a result of these lawsuits and legislative proposals could impact the growth of Internet use by the Company. While the Company carries insurance, it may not be adequate to compensate the Company in the event the Company becomes liable for information carried on or disseminated through its systems. Any costs not covered by insurance incurred as a result of such liability or asserted liability could have a material adverse effect on the Company's business, financial condition and results of operations.

CONTINUING CONTROL BY CURRENT MANAGEMENT

              As of the date of this Prospectus., David E. Y. Sarna, the Company's Chairman and Co-Chief Executive Officer, and George J. Febish, the Company's President and Co-Chief Executive Officer, each of whom is a director of the Company and a principal stockholder of Company, together with The David
E. Y. Sarna Family Trust and The George J. Febish Family Trust (the trusts, collectively, the "Family Trusts"), beneficially own, in the aggregate, approximately 32% of the issued and outstanding shares of Common Stock. As a result, assuming no exercise of any of the Class A Warrants, or other warrants and options or convertible securities issued by the Company, and subject to the effect of additional issuances of voting shares by the Company in the future, these stockholders will have effective control over the Company and on the outcome of any matters submitted to the Company's stockholders for approval, which influence might not be consistent with the interests of other stockholders. In addition, if they were to act in concert, they could under certain circumstances be able to elect a majority of the Company's directors, deter or cause a change in control of the Company and otherwise generally control the Company's affairs. On the other hand, the reset and conversion rights which may be exercised pursuant to the Financing Agreement could conceivably effect a change of control of the Company if the trading price of the Common Stock were to decrease significantly.

DIVIDENDS

              Other than distributions made prior to 1993, when the Company was a closely-held "S corporation," the Company has not paid any dividends on its Common Stock in the past, and does not anticipate that it will declare or pay any dividends in the foreseeable future.

SHARES ELIGIBLE FOR FUTURE SALE

              Of the 8,996,521 shares of Common Stock which will be outstanding or registered for sale upon the completion of this offering, 4,431,623 shares of Common Stock are being registered in connection with this offering, 1,086,963 shares of Common Stock and 412,500 Class A Warrants were included in a registration statement in October 14, 1997, and 1,366,050 shares of Common Stock were issued by the Company in connection with its initial public offering in November 1996. A substantial portion of the shares of Common Stock currently issued and outstanding which are not so registered are "restricted securities," as that term is defined under Rule 144 promulgated under the Securities Act, in that such shares were issued and sold by the Company in private transactions not involving a public offering. In general, under Rule 144 as currently in effect, a person, including an affiliate of the Company, after at least one year has elapsed from the sale by the Company or any affiliate of the restricted securities, can (along with any person with whom such individuals is required to aggregate sales) sell, within any three-month period, a number of shares of restricted securities that does not exceed the greater of 1% of the total number of outstanding shares of the same class, or, if the Common Stock is quoted on NASDAQ or a stock exchange, the average weekly trading volume during the four calendar weeks preceding the sale. A person who has not been an affiliate of the Company for at least three months, after at least two years have elapsed from the sale by the Company or an affiliate of the restricted securities, is entitled to sell such restricted shares under Rule 144 without regard to any of the limitations described above.

              No prediction can be made as to the effect, if any, the future sales of Common Stock or the availability of Common Stock for future sale will have on the market price of the Common Stock prevailing from time to time. Sales of substantial amounts of Common Stock (including shares issued upon exercise of stock options or warrants) in the public market following this offering, or the perception that such sales could occur, could adversely affect prevailing market prices of the Common Stock. See " Risk Factors -- Dilution; Impact of Sale of Common Stock upon Issuance of Reset Shares, Conversion of Series C Preferred Stock and Exercise of the Put Options and Warrants."

EFFECT OF OUTSTANDING WARRANTS AND OPTIONS

              Apart for rights, options and warrants which may exercised pursuant to the Financing Agreement, the Company has outstanding options and warrants to purchase an aggregate of 3,006,887 shares of Common Stock. The sale of 412,500 Class A Warrants has previously been registered in a registration statement declared effective by the Securities and Exchange Commission on October 14, 1997. The exercise of the outstanding options and warrants would have a dilutive effect on the Company's stockholders.

YEAR 2000 ISSUES

              Many currently installed computer systems and software products are coded to accept only two digit entries in the date code field. Beginning in the year 2000, these date code fields will need to accept four digit entries to distinguish the twenty-first century dates from the twentieth century dates. The Company uses software and related technologies that will be affected by the "Year 2000 problem." The Company began the process of identifying the changes required to their computer programs and hardware during 1996. The Company believes that all of its major programs and hardware are Year 2000 compliant. The Company believes that it will not incur any significant costs between now and January 1, 2000 to resolve Year 2000 issues. However, there can be no assurance that other companies' computer systems and applications on which the Company's operations rely will be timely converted, or that any such failure to convert by another company would not have a material adverse effect on the Company's systems and operations. Furthermore, there can be no assurance that the software that the Company uses which has been designed to be Year 2000 compliant contains all necessary date code changes.

POSSIBLE NEGATIVE EFFECT OF ANTI-TAKEOVER PROVISIONS, STAGGERED
BOARD AND PROVISIONS RELATING TO STOCKHOLDER ACTIONS

              Certain provisions of Delaware law and the Company's Certificate of Incorporation, as amended, and its Amended and Restated Bylaws could make it more difficult for a third party to acquire, and could discourage a third party from attempting to acquire, control of the Company. Certain of these provisions allow the Company to issue Preferred Stock with rights senior to those of the Common Stock without any further vote or action by the stockholders, eliminate the right of stockholders to act by written consent and impose various procedural and other requirements which could make it more difficult for stockholders to effect certain corporate actions. The classification of the Company's Board of Directors could have the effect of delaying a change in control of the Company. In addition, the Company has 5,000,000 shares of authorized Preferred Stock, which the Company could issue in the future without further stockholder approval and upon such terms and conditions, and have such rights, privileges and preferences, as the Board of Directors may determine. The rights of the holder of Common Stock will be subject to, and may be adversely affected by, the rights of the holders of Preferred Stock that may be issued in the future. Except for the issuance of the Series C Preferred Stock under the terms of the Financing Agreement, the Company has no current plans to issue any additional Preferred Stock. See "Description of Securities - Delaware Takeover Statute and Certain Charter Provisions."

LIMITATIONS ON LIABILITY OF DIRECTORS AND OFFICERS

              The Certificate of Incorporation, as amended, and the Amended and Restated Bylaws of the Company contain provisions limiting the liability of directors of the Company for monetary damages to the fullest extent permissible under Delaware law. This is intended to eliminate the personal liability of a director for monetary damages on an action brought by or in the right of the Company for breach of a director's duties to the Company or its stockholders except in certain limited circumstances. In addition, the Certificate of Incorporation, as amended, and the Amended and Restated Bylaws contain provisions requiring the Company to indemnify directors, officers, employees and agents of the Company serving at the request of the Company against expenses, judgments (including derivative actions), fines and amounts paid in settlement. This indemnification is limited to actions taken in good faith in the reasonable belief that the conduct was lawful and in or not opposed to the best interests of the Company. The Certificate of Incorporation, as amended, and the Amended and Restated Bylaws provide for the indemnification of directors and officers in connection with civil, criminal, administrative or investigative proceedings when acting in their capacities as agents for the Company. The foregoing provisions may reduce the likelihood of derivative litigation against directors and executive officers and may discourage or deter stockholders or management from suing directors or executive officers for breaches of their duties to the Company, even though such an action, if successful, might otherwise benefit the Company and its stockholders.

                                 USE OF PROCEEDS

              The Shares being offered hereby are being registered for the account of the Selling Stockholders, and, accordingly, the Company will not receive any of the proceeds from the sale of the Shares.

                              SELLING STOCKHOLDERS

              A substantial number of the Shares being offered for resale by the Selling Stockholders were or will be acquired in connection with the May 1998 private placement (the "Private Placement") under the terms provided in the Financing Agreement. In connection with the Private Placement, the Company granted several of the Selling Stockholders certain registration rights pursuant to which the Company agreed to use its best efforts to keep the Registration Statement, of which this Prospectus is a part, effective until the earliest of
(i) the date that all of the Registrable Securities (as defined) have been sold pursuant to the Registration Statement of which this Prospectus is a part or any post-effective amendment thereto, (ii) the date the Selling Stockholders may sell all the Shares under the provisions of Rule 144 or (iii) October 2003. Additionally, 37,500 of the Shares being offered for resale by the Selling Stockholders may be acquired upon the exercise of warrants issued pursuant to a settlement agreement.

              The following table sets forth certain information regarding the ownership of shares of Common Stock by the Selling Stockholders as of June 22, 1998, and as adjusted to reflect the sale of the Shares. The information in the table concerning the Selling Stockholders who may offer Shares hereunder from time to time is based on information provided to the Company by such stockholder, except for the assumed conversion of the Series C Preferred Stock into Common Stock, the assumed exercise by the Company of the Put Option and the assumed exercise of the Warrants A and Warrants B by the holders thereof, which are based solely on the assumptions referenced in footnotes (1), (2), (3) and
(4) to the table. Information concerning the Selling Stockholders may change from time to time and any changes of which the Company is advised will be set forth in a Prospectus Supplement to the extent required. See "Plan of Distribution."

                                         Shares of                     Shares of Common Stock Owned
                                        Common Stock     Shares of          after Offering (4)
                                        Owned Prior     Common Stock     ------------------------
                                        to Offering     to be Sold(4)      Number        Percent
                                         ---------        ---------      ---------      ---------
Avalon Capital, Inc.(1)                  1,440,410        1,440,410          0              0%
Austost Anstalt Schaan(1)                1,440,410        1,440,410          0              0
Balmore Funds S.A.(1)                    1,440,410        1,440,410          0              0
Settondown Capital(2)                       72,893           72,893          0              0
Infusion Capital Partners, LLC(3)           37,500           37,500          0              0
                                         =========        =========      =========      =========
   Total                                 4,431,623        4,431,623          0              0%

-----------------

(1) Includes 444,444 shares of Common Stock, 18,000 shares issuable upon exercise of Warrants A, 30,000 shares issued upon exercise of Warrants B, 652,881 shares of Common Stock issuable upon conversion of the Series C Preferred Stock based upon a presumed average closing bid price of $2.1625 for the five trading days prior to the date of conversion multiplied by 85%, 652,881 of which have been allocated equally (217,621 shares) among the three Investors (as defined below) and 26,115 are issuable in connection with placement agent fees, and includes a total of 2,720,349 shares issuable upon exercise by the Company of Put Options in the aggregate principal amount of $5,000,000 based upon a presumed price of $1.838 per share, which is 85% of $2.1625, the average closing bid price of the Common Stock for the five trading days prior to June 13,

      1998, which shares have been allocated equally (906,783 shares) among the three Investors. Also includes Reset Shares that could be issuable at each Reset Date. Solely for purposes of estimating the number of shares of
      Reset Shares to be included in the Registration Statement of which this Prospectus is part, the Company has assumed a hypothetical average market price of $1.00 per share during each of the relevant five trading day measuring periods, which price when used in the formula for calculating the number of Reset Shares issuable as described above, yields the number of Reset Shares for each of the Selling Shareholders as is set forth in this Note (1). The actual number of Reset Shares issued could differ substantially, or no Reset Shares could be issued. The actual number of Reset Shares, shares issuable upon conversion of the Series C Preferred Stock and shares issuable upon exercise of the Put Options that may be issued pursuant to the Financing Agreement is dependent upon the market price of the Common Stock, and will therefore vary according to actual market conditions prevailing at the relevant time periods. See "Description of Securities."

(2) Includes 37,778 shares of Common Stock, 26,115 shares of Common Stock issuable upon conversion of Series C Preferred Stock and 9,000 shares issuable upon the exercise of Warrants A issued to the Placement Agent in connection with the Private Placement.

(3) Includes 37,500 shares of Common Stock issuable, at an exercise price of $4.87 per share, upon the exercise of the Settlement Warrant, a three-year warrant issued to Infusion in accordance with a settlement agreement between Infusion and the Company.

(4) Assumes that each Selling Stockholder will exercise all of its Warrants A, Warrants B and other warrant into Common Stock; also assumes conversion of the Series C Preferred Stock (652,881 shares) which have been allocated equally among the three Investors and assumes the exercise by the Company of Put Options in the aggregate principal amount of $5,000,000 (a presumed 2,720,349 shares) which have been allocated equally among the three Investors.

               Each of the Investors has agreed that following the acquisition of any shares of Common Stock pursuant to the Financing Agreement, it will not be the beneficial owner of more than 4.95% of the outstanding shares of Common Stock.

               The Selling Stockholders are not affiliated with the Company. The Selling Stockholders have not had any material relationship with the Company within the past three years.

                              PLAN OF DISTRIBUTION

               The distribution of the Shares by the Selling Stockholders may be effected from time to time in one or more transactions (which may involve block transactions), in special offerings, exchange distributions and/or secondary distributions, in negotiated transactions, in settlement of short sales of Common Stock or a combination or such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Such transactions may be effected on a stock exchange, on the over-the-counter market or privately. The Selling Stockholders may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholders for whom they may act as agent (which compensation may be in excess of customary commissions). Without limiting the foregoing, such brokers may act as dealers by purchasing any and all of the Shares covered by this Prospectus either as agents for others or as principals for their own accounts and reselling such securities pursuant to this Prospectus. The Selling Stockholders and any broker-dealers or other persons acting on the behalf of parties that participate with such Selling Stockholders in the distribution of the Shares may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the Shares may be deemed to be underwriting discounts and commissions under the Securities Act. As of the date of this Prospectus, the Company is not aware of any agreement, arrangement or understanding between any broker or dealer and the Selling Stockholders with respect to the offer or sale of the Shares pursuant to this Prospectus.

               At the time that any particular offering of Shares is made, to the extent required by the Securities Act, a prospectus supplement will be distributed, setting forth the terms of the offering, including the aggregate number of Shares being offered, the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from the Selling Stockholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

               Each of the Selling Stockholders may from time to time pledge the Shares owned by it to secure margin or other loans made to such Selling Stockholder. Thus, the person or entity receiving the pledge of any of the Shares may sell them, in a foreclosure sale or otherwise, in the same manner as described above for such Selling Stockholder.

               The Company will not receive any of the proceeds from any sale of the Shares by the Selling Stockholders offered hereby.

               Pursuant to the Registration Rights Agreement, the Company and several of the Selling Stockholders have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act. The Company shall bear customary expenses incident to the registration of the Shares for the benefit of such Selling Stockholders in accordance with such agreements, other than underwriting discounts commissions and attorneys' fees directly attributable to the sale of such securities by or on behalf of the Selling Stockholders.

               The Company has agreed to use its best efforts to keep the Registration Statement of which this Prospectus is a part effective until the earliest of (i) the date that all of the Registrable Securities have been sold pursuant to the Registration Statement of which this Prospectus is a part or any post-effective amendment thereto (ii) the date the Selling Stockholders may sell all the Shares under the provisions of Rule 144 or (iii) October 2003.

                            DESCRIPTION OF SECURITIES

GENERAL

               The Company is authorized to issue up to 20,000,000 shares of Common Stock, par value $.0001 per share and up to 5,000,000 shares of Preferred Stock, par value $.0001 per share.

THE PRIVATE PLACEMENT

               Pursuant to the terms of the Financing Agreement, dated May 13, 1998 (the "Subscription Date"), Avalon Capital, Inc., Balmore Funds S.A. and Austost Anstalt Schaan (the "Investors") purchased Common Stock in the principal amount of $900,000 (the "Initial Shares") at an initial purchase price of $2.025 per share ("Initial Price"). On the effective date of this Prospectus and 30 days thereafter (each, a "Reset Date"), the Investors will have certain "reset" rights pursuant to which the Investors will receive additional shares of Common Stock ("Reset Shares") if the average of the five lowest closing bid prices of the Common Stock of the Company ("Reset Price") prior to each Reset Date does not equal or exceed the Initial Price. On each Reset Date, the number of Reset Shares to be issued to the Investors shall be calculated by (x) dividing one-half of the subscription price of the Initial Shares by the applicable Reset Price less (y) one-half of the Initial Shares. The

Company also issued to each Investor a Warrant A and a Warrant B to purchase an aggregate of 16,000 shares of Common Stock (the "Warrant A Shares" and "Warrant B Shares", respectively). The Company also issued to Settondown Capital International Ltd. (the "Placement Agent") 37,778 shares of Common Stock and a Warrant A to purchase an additional 9,000 shares (collectively, the "Placement Shares"). The Company will not be able, under the Financing Agreement, to issue a number of shares of Common Stock equal to 20% or more of the outstanding shares of Common Stock unless approval of the Company's stockholders is obtained. In the event that approval is not obtained from the stockholders, the Company is obligated under the Financing Agreement to pay the Investors the market value of the Reset Shares, to the extent the issuance of such shares is restricted by the failure to obtain such approval. A proposal to give such approval has been submitted to the stockholders for consideration at the Company's Annual Meeting currently scheduled to take place on July 9, 1998.

               The Company has certain repurchase rights with regard to the Common Stock in the event the closing bid price of the Common Stock falls below $1.50 per share. Each of the Investors has agreed that following the acquisition of any shares of Common Stock pursuant to the Financing Agreement, it will not be the beneficial owner of more than 4.95% of the outstanding shares of Common Stock. Each of the Investors has agreed to vote all shares of Common Stock held by such Investor in favor of the nominees to the Company's board of directors who are nominated by the Company so long as the Company does not breach the Financing Agreement.

               Series C Preferred Stock
               ------------------------

               Under the Financing Agreement, the Investors agreed to subscribe for up to $1.2 million in stated value of Series C Preferred Stock and the Company agreed to issue to the Placement Agent an additional number of shares of Series C Preferred Stock equal to 4% of the number of shares of Series C Preferred Stock issued to the Investors. Each share of Series C Preferred Stock shall accrue dividends at the rate of 6% per annum which are payable in cash or Common Stock at the option of the Company. Upon each closing of the Series C Preferred Stock, one-half of the Series C Preferred Stock is convertible into Common Stock at anytime after issuance at the holder's option and the remaining one-half shall be convertible 30 days thereafter. The Series C Preferred Stock is convertible into that number of shares of Common Stock as is determined by dividing the aggregate stated value of the Series C Preferred Stock to be converted by the lesser of the average closing bid price of the Common Stock as reported by Bloomberg, LP for the five day trading period preceding the closing date of the Series C Preferred Stock or the average of the closing bid prices for the Common Stock five trading days preceding the date of any conversion notice, multiplied by 85%. On May 13, 1998, the Investors executed a Registration Rights Agreement pursuant to which the Company is obligated to register the Common Stock issuable upon conversion of the Series C Preferred Stock. As required by the Registration Rights Agreement, the Registration Statement of which this Prospectus is a part covers the shares of Common Stock issuable upon conversion of the Series C Preferred Stock.

               The Put Option
               --------------

               During the period commencing on the effective date of the Registration Statement of which this Prospectus is a part and ending on the second anniversary thereof ("Commitment Period") the Company may, from time to time, exercise a "put" right (the "Put Option") by delivery of a put notice to the Investors pursuant to which the Investors must purchase the allotted number of shares indicated therein; provided, however, that, unless the Company obtains stockholder approval pursuant to the applicable corporate governance rules of the Nasdaq Stock Market, the Company may not compel the Investors to make a purchase which results in the issuance of more than 19.95% of the outstanding shares of Common Stock of the Company to the Investors and the Placement Agent pursuant to the Financing Agreement. The maximum number of shares for which the Company may deliver a put notice is subject to certain limitations based on the trading volume of the Company's Common Stock and the trading price of the Common Stock. The Put Shares may be purchased at a

15% discount off the average of the three lowest closing bid prices of the Common Stock during the Valuation Period (as defined in the Financing Agreement). The obligation of the Investors to purchase shares upon exercise by the Company of a Put Option is subject to limitations and termination upon occurrence of certain conditions set forth in the Financing Agreement.

               The Initial Shares, Warrant A and Warrant B were issued, and the Put Shares, the Warrant A Shares and the Warrant B Shares will be issued, by the Company in reliance upon the provisions of Section 4(2) and Regulation D of the Securities Act.

               Warrant A
               ---------

               The Warrants A issued to the Investors and the Placement Agent in connection with the Private Placement may be exercised, subject to the terms and subject to the conditions set forth therein, for a five year period commencing May 13, 1998, to subscribe for and purchase shares of Common Stock of the Company at an exercise price of $3.04 per share. The exercise price and the number of shares for which the Warrant A is exercisable is subject to adjustment as provided therein, including, but not limited to, anti-dilution provisions pertaining to the declaration of stock dividends and the merger, consolidation or liquidation of the Company.

               Warrant B
               ---------

               The Warrant B issued to the Investors in connection with the Private Placement may be exercised, for a five year period, subject to the terms and subject to the conditions set forth therein, at any time on or after November 13, 1998 to subscribe for and purchase shares of Common Stock of the Company at an exercise price of $3.16 per share. The exercise price and the number of shares for which the Warrant B is exercisable is subject to adjustment as provided therein, including, but not limited to, anti-dilution provisions pertaining to the declaration of stock dividends and the merger, consolidation or liquidation of the Company.

               Placement Shares; Compensation to Placement Agent.
               --------------------------------------------------

               As compensation for services rendered in connection with the Private Placement, the Company issued to the Placement Agent 20,000 shares of Common Stock and a Warrant A to purchase 9,000 shares of Common Stock. The Company also paid to the Placement Agent five (5%) percent of the gross proceeds in connection with the sale of the Initial Shares. The Company agreed to pay to the Placement Agreement three (3%) percent of the gross proceeds of the sale of the Series C Preferred Stock in cash and four (4%) percent of the number of shares of Series C Preferred Stock sold to Investors. The Company also agreed to pay to the Placement Agent, following the closing for each Put Option, six (6%) percent of the gross proceeds for each Put.

COMMON STOCK

               Holders of shares of Common Stock are entitled to one vote per share on all matters that are submitted to the stockholders for their approval and have no cumulative voting rights. Subject to the prior rights of Preferred Stock, the holders of Common Stock are entitled to receive dividends, if any, as may be declared by the Board of Directors from funds legally available therefor, from time to time. Upon liquidation or dissolution of the Company, the remainder of the assets of the Company will be distributed ratably among the holders of Common Stock, after the payment of all liabilities and the holders of any Preferred Stock. The Common Stock has no preemptive or other subscription rights and there are no conversion or sinking fund provisions with respect to such shares. All of the outstanding shares of Common Stock are fully paid and nonassessable.

PREFERRED STOCK

               The Preferred Stock may be issued from time to time by the Board of Directors without the approval of the stockholders of the Company. The Board of Directors is authorized to issue these shares in different classes and series and, with respect to each class or series, to determine the dividend rights, the redemption provisions, conversion provisions, liquidation preferences and other rights and preferences not in conflict with the Certificate of Incorporation of the Company or Delaware law. The Board of Directors, without stockholder approval, could issue Preferred Stock which would adversely affect the voting and other rights of the holders of Common Stock.

SERIES C PREFERRED STOCK

               The Board of Directors authorized the issuance of a series of Preferred Stock consisting of 20,000 shares (the "Series C Preferred Stock"), each such share of Series C Preferred Stock has a stated value of $100 (the "Purchase Price") pursuant to a Certificate of Designation (the "Certificate of Designation"). The Company is registering a total of 678,996 shares of Common Stock underlying the Series C Preferred Stock as part of this Prospectus.

               Dividends. The holders of the shares of Series C Preferred Stock are entitled to receive, when and as declared by the Board of Directors of the Company, dividends at the rate of six percent of the Purchase Price per annum, payable, at the discretion of the Board of Directors, in Common Stock or cash. Dividends shall accrue on each share of Series C Preferred Stock from the date of initial issuance and be cumulative, whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends. All accrued dividends shall be immediately due and payable on the date such shares of Series C Preferred Stock are converted into shares of Common Stock.

               Preferences on Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of shares of the Series C Preferred Stock then outstanding shall be entitled to be paid, out of the assets of the Company available for distribution to its stockholders, amount per share of Series C Preferred Stock as would have been payable had each such share been converted into Common Stock immediately prior to such event of liquidation, dissolution or winding up plus all accrued dividends and liquidated damages, if any ("Liquidation Preference"). If upon liquidation, dissolution, or winding up of the Company, the assets of the Company available for distribution to its stockholders shall be insufficient to pay the holders of the Series C Preferred Stock the full Liquidation Preference, the holders of the Series C Preferred Stock shall share ratably in any distribution of assets according to the respective amounts which would be payable in respect of all such shares held by the respective stockholders.

               Conversion Rights. The number of shares of fully-paid and nonassessable Common Stock into which each share of Series C Preferred Stock may be converted shall be determined by dividing the Purchase Price by an amount (the "Conversion Price") equal to the lesser of (A) 85% of the average closing bid price of the Common Stock as reported by Bloomberg, LP for the five trading days preceding the date on which the holder of the Series C Preferred Stock has telecopied a notice of conversion to the Company (the "Conversion Date") and (B) the average closing bid price of the Common Stock as reported by Bloomberg, LP for the five day trading period preceding the closing date of the Series C Preferred Stock.

               No fractional shares of Common Stock shall be issued upon conversion of the Series C Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the Conversion Price of one share of Common Stock. The Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon conversion unless either the certificates evidencing such shares of Series C Preferred Stock are delivered to the Company or its transfer agent as provided above, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates.

               Upon any conversion of Series C Preferred Stock, the shares of Series C Preferred Stock that are converted shall not be reissued and shall not be considered outstanding for any purposes. Upon conversion of all of the then outstanding Series C Preferred Stock, shares of Series C Preferred Stock shall not be deemed outstanding for any purpose whatsoever and all such shares shall be retired and canceled and shall not be reissued.

               Forced Conversion. On the second anniversary of the date of issuance of the Series C Preferred Stock, the holders of the Series C Preferred Stock shall be required to convert all of their outstanding shares of Series C Preferred Stock into shares of Common Stock. In addition, the Company may force a conversion of the Series C Preferred Stock in the event the Company closes on a public offering of its shares of Common Stock under certain conditions.

               The Company shall at all times when any shares of Series C Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series C Preferred Stock.

               Redemption. The Company may redeem any or all of the outstanding shares of the Series C Preferred Stock on any date set by the Board of Directors of the Company for such redemption at any time at a redemption price for each share of Series C Preferred Stock, to be paid in cash on the Redemption Date (as defined herein), equal to the number of shares issuable upon conversion of such shares of Series C Preferred Stock on the Redemption Date multiplied by the average closing bid price of the Common Stock for the last five (5) trading days prior to the Redemption Date ("Redemption Price") plus an amount equal to all accrued but unpaid dividends, whether or not declared, but excluding the Redemption Date. The Company shall give written notice by telecopy to the holder of Series C Preferred Stock to be redeemed at least 10 days prior to the date specified for redemption (the "Redemption Date"). Such notice shall state that a redemption is being effected, the Redemption Date, shall call upon such holders to surrender to the Company on the business day prior to the Redemption Date at the place designated in the notice such holders' redeemed stock and shall state that any shares of Series C Preferred Stock not converted into shares of Common Stock by the holder on or prior to the business day prior to the Redemption Date shall be redeemed by the Company on the Redemption Date. If the Company fails to pay the Redemption Price on the Redemption Date, the Redemption notice shall be null and void and the Company will relinquish its redemption rights.

               From and after the Redemption Date (unless default shall be made by the Company in duly paying the Redemption Price in which case all the rights of the holders of such shares shall continue), the holders of the shares of the Series C Preferred Stock called for redemption shall cease to have any rights as holders of the tendered shares of the Company, except the right to receive, without interest, the Redemption Price thereof upon surrender of certificates representing the shares of Series C Preferred Stock, and such shares shall not thereafter be transferred (except with the consent of the Company) on the books of the Company and shall not be deemed outstanding for any purpose whatsoever.

               There shall be no redemption of any shares of Series C Preferred Stock of the Company where such action would be in violation of applicable law.

               Capital Reorganization or Reclassification. If the Common Stock issuable upon the conversion of the Series C Preferred Stock shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, stock split, stock dividend, or similar event, then and in each such event, the holder of each share of Series C Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such capital reorganization, reclassification or other change which such holder would have received had its shares of Series C Preferred Stock been converted immediately prior to such capital reorganization, reclassification or other change.

               Capital Reorganization Merger or Sale of Assets. If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares described above), or a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company's properties and/or assets to any other person or entity (any of which events is herein referred to as a "Reorganization"), then as a part of such
Reorganization, provision shall be made so that the holders of the Series C Preferred Stock shall thereafter be entitled to receive upon conversion of the Series C Preferred Stock, the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from such Reorganization, to which such holder would have been entitled if such holder had converted its shares of Series C Preferred Stock immediately prior to such Reorganization.

               Voting Rights. Except as otherwise required by law, the holders of the Series C Preferred Stock shall not be entitled to vote upon any matter relating to the business or affairs of the Company or for any other purpose.

               So  long  as  any  shares  of  Series  C   Preferred   Stock  are
outstanding, the Company shall not (i) alter or change any of the powers preferences, privileges, or rights of the Series C Preferred Stock; or (ii) amend the provisions of the Certificate of Designation changing the seniority, liquidation, commissions or other rights of the Series C Preferred Stock, without first obtaining the approval by vote or written consent, in the manner provided by law, of the holders of at least a majority of the outstanding shares of Series C Preferred Stock.

TRANSFER AGENT AND WARRANT AGENT

               Continental Stock Transfer & Trust Company, New York, New York is the transfer agent for the Common Stock and Warrant Agent for the Class A Warrants.

DELAWARE TAKEOVER STATUTE AND CERTAIN CHARTER PROVISIONS

               The Company is subject to Section 203 of the Delaware General Corporation Law ("Section 203") which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that such stockholder became an interested stockholder, unless: (i) prior to such date, the Board of Directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (x) by persons who are directors and also officers and (y) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (iii) on or subsequent to such date, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

               The Company's Certificate of Incorporation, as amended, provides that vacancies on the Board of Directors may be filled only with the approval of a majority of the Board of Directors then in office. Furthermore, any director elected by the stockholders, or by the Board of Directors to fill a vacancy, may be removed only for cause and by a vote of 75% of the combined voting power of the shares of Common Stock entitled to vote for the election of directors, voting as a single class.

               The Company's Certificate of Incorporation and Amended and Restated Bylaws provides that any action required or permitted to be taken by the stockholders of the Company may be taken only at a duly called annual or special meeting of the stockholders. These provisions, could have the effect of delaying until the next stockholders meeting stockholder actions which are favored by the holders of a majority of the outstanding voting securities of the Company, since special meetings of stockholders may be called only by (x) the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors, either upon motion of a director or upon written request by the holders of at least 50% of the voting power of all the shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class, or (y) the chairman or the president of the Corporation.

               The foregoing provisions, which may be amended only by a 75% vote of the stockholders, could have the effect of making it more difficult for a third party to effect a change in the control of the Board of Directors. In addition, these provisions could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, an interest in the Company which constitutes less than a majority of the outstanding voting stock of the Company and may make more difficult or discourage a takeover of the Company.

                                  LEGAL MATTERS

               The validity of the securities being offered hereby were passed upon for the Company by Parker Chapin Flattau & Klimpl, LLP, New York, New York. Melvin Weinberg, Esq., a partner of Parker Chapin Flattau & Klimpl, LLP, may be deemed the beneficial owner of 300,000 shares of Common Stock as a result of his being a trustee of each of the Family Trusts.

                                     EXPERTS

               The financial statements of the Company incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-KSB as of December 31, 1997 for each of the years in the two-year period ended December 31, 1997 have been audited by Richard A. Eisner & Company, LLP, independent auditors, as set forth in their report dated February 20, 1998 accompanying such financial statements, and are incorporated herein by reference in reliance upon the report of such firm, which report is given on the authority of said firm as experts in accounting and auditing.

   NO DEALER, SALESPERSON OR ANY OTHER
PERSON HAS BEEN AUTHORIZED TO GIVE ANY
INFORMATION    OR    TO    MAKE    ANY
REPRESENTATION  NOT  CONTAINED IN THIS
PROSPECTUS   WITH   RESPECT   TO   THE
OFFERING MADE HEREBY.  THIS PROSPECTUS
DOES NOT  CONSTITUTE  AN OFFER TO SELL       4,431,623 SHARES OF COMMON STOCK
OR A  SOLICITATION  OF AN OFFER TO BUY
ANY OF THE  SECURITIES  OFFERED HEREBY
TO  ANY  PERSON  OR BY  ANYONE  IN ANY
JURISDICTION  IN WHICH  SUCH  OFFER OR
SOLICITATION MAY NOT LAWFULLY BE MADE.
NEITHER    THE    DELIVERY   OF   THIS
PROSPECTUS NOR ANY SALE MADE HEREUNDER
SHALL, UNDER ANY CIRCUMSTANCES, CREATE
ANY IMPLICATION THAT THERE HAS BEEN NO
CHANGE  IN THE  INFORMATION  SET FORTH
HEREIN  OR  IN  THE  BUSINESS  OF  THE
COMPANY SINCE THE DATE HEREOF.



          TABLE OF CONTENTS
                                                        PROSPECTUS
                                  Page
                                  ----

Available Information................2
Incorporation of Certain Documents
 by Reference........................2
Prospectus Summary...................4
Risk Factors.........................6             ______________, 1998
Use of Proceeds.....................18
Selling Stockholders ...............18
Plan of Distribution ...............19
Description of Securities...........20
Legal Matters.......................26
Experts ............................26

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

               The following table sets forth the various expenses which will be paid by the Company in connection with the issuance and distribution of the securities being registered on this Registration Statement. The Selling Stockholders will not incur any of the expenses set forth below. All amounts shown are estimates.

                   Filing fee for registration statement.............. $   2,544
                   Legal fees and expenses............................ $  25,000
                   Miscellaneous expenses............................. $   1,500
                        Total......................................... $  29,054
                                                                       =========


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

               Section 145 ("Section 145") of the General Corporation Law of the State of Delaware ("DGCL") provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as the registrant, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

               The Ninth Article of the Company's Certificate of Incorporation, as amended, provides that the Company shall indemnify all persons whom the Company shall have power to indemnify under Section to the fullest extent permitted by such Section. In addition, Article Eighth of the Company's Certificate of Incorporation provides, in general, that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DECL. (which provides that, under certain circumstances, directors may be jointly and severally liable for willful or negligent violations of the DECL.
provisions regarding the payment of dividends or stock repurchases or redemptions), or (iv) for any transaction from which the director derived an improper personal benefit.

               Section 12.2 of the Private Equity Line of Credit Agreement (Exhibit 4.1) provides for indemnification by the Investors of the directors, officers and controlling person of the Company for certain liabilities, including certain liabilities under the Securities Act of 1933, under certain circumstances.

               The Company maintains primary and excess directors and officers liability policies in an aggregate amount of $5,000,000 per policy year.

ITEM 16.  EXHIBITS.

Number          Description of Exhibit
------          ----------------------

4.1             Private Equity Line of Credit Agreement dated as of May 13, 1998
4.2             Form of Warrant A
4.3             Form of Warrant B
4.4 Warrant and Warrant Agreement between the Registrant and Infusion Capital Partners, LLC
5.1             Opinion of Parker Chapin Flattau & Klimpl, LLP
23.1            Consent of   Richard A. Eisner & Company, LLP
23.2            Consent of Parker Chapin Flattau & Klimpl, LLP (included in
                Exhibit 5.1 hereto)
24.1            Power of Attorney (see page II-5 of this Registration Statement)
99.1            Registration Rights Agreement dated as of May 13, 1998
99.2            Escrow Agreement dated as of May 13, 1998

ITEM 17.  UNDERTAKINGS.

              The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                     (i)    To  include  any  prospectus   required  by  Section
              10(a)(3) of the Securities Act of 1933;

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

               In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

               The undersigned small business issuer hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                    SIGNATURE

               Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hackensack, State of New Jersey on June 25, 1998.


                                           OBJECTSOFT CORPORATION


                                           By:  /s/ David E.Y. Sarna
                                                ------------------------
                                                David E.Y. Sarna
                                                Chairman of the Board, Co-Chief
                                                Executive Officer, Secretary and
                                                Director

                                POWER OF ATTORNEY

              KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of David E.Y. Sarna and George J. Febish and each of them with power of substitution, as his attorney-in-fact, in all capacities, to sign any amendments to this registration statement (including post-effective amendments) and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-facts or their substitutes may do or cause to be done by virtue hereof.

              Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

     Signature                          Title                    Date



/s/ David E.Y. Sarna            Chairman of the Board, Co-Chief    June 25, 1998
---------------------------     Executive Officer, Secretary and
David E.Y. Sarna                Director
                                (Principal Executive Officer,
                                Principal Financial Officer and
                                Principal Accounting Officer)



/s/ George J. Febish            President, Co-Chief Executive      June 25, 1998
---------------------------     Officer, Treasurer and Director
George J. Febish                (Principal Executive Officer)





/s/ Daniel E. Ryan              Director                           June 25, 1998
---------------------------
Daniel E. Ryan



/s/ Gunther L. Less             Director                           June 25, 1998
---------------------------
Gunther L. Less

SECURITIES AND
EXCHANGE
COMMISSION

WASHINGTON, D.C. 20549


-------------




EXHIBITS TO FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933


-------------







OBJECTSOFT CORPORATION
(EXACT NAME OF ISSUER AS SPECIFIED
IN ITS CHARTER)

                                  EXHIBIT INDEX
                                  -------------


Number        Description of Exhibit
------        ----------------------

4.1           Private Equity Line of Credit  Agreement dated as of
              May 13, 1998

4.2           Form of Warrant A

4.3           Form of Warrant B

4.4 Warrant and Warrant Agreement between the Registrant and Infusion Capital Partners, LLC

5.1           Opinion of Parker Chapin Flattau & Klimpl, LLP

23.1          Consent of Richard A. Eisner & Company, LLP

23.2 Consent of Parker Chapin Flattau & Klimpl, LLP (included in Exhibit 5.1 hereto)

24.1          Power of Attorney

99.1          Registration  Rights  Agreement  dated as of May 13,
              1998

99.2          Escrow Agreement dated as of May 13, 1998